ChinaPnR

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ChinaPnR Custodial Account Service Agreement

Party A: Benefactum Alliance Business Consultant(Beijing) Co., Ltd

Address:

Contact Phone:

Fax:

Post Code:

Party B: Shanghai ChinaPnR Data Service Co., Ltd.

Address: 9th Floor, Innov Tower, No. 1801 Hongmei Road, Shanghai City

Contact Phone: 021-33323999

Fax: 021-33323830

Post Code: 200233

In order to carry out financial information business, Party A needs a fund custodian service to open online payment and collection function. With the permission of the People’s Bank of China, Party B is engaged in the construction and operation of an online payment platform. On the basis of the principle of equality, mutual benefit and common development, through negotiation, Party A and Party B hereby sign this agreement.

Article I ᅳ Interpretation

Custodian Account refers to the comprehensive accounting details and collecting and recording Party B for Party A and Party A the comprehensive financial management system set up by Party B for Party A and the users of Party A with the collection, payment, ledger account and recording of the specific details of the accounts, balance of funds and other functions.

Article II Service Content

(I) Party B provides custodian account integrated services to Party A, including opening custodian accounts, keeping top-up and account, making payments, cash withdrawal, charging, user information management, user account query and other business services.

(II) The services provided by Party B to Party A shall be in accordance with the payment system safety certification standard of the information security certification center of the People’s Republic of China. The fund of the user is deposited independently under the supervision and management of the regulatory authority, to store and by regulatory bank.

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ChinaPnR Custodial Account Service Agreement

(III) Party B provides the multi-functional online payment platform system to Party A, including network transmission encryption channel, payment information transmission software interface specification, configuration of secure transport protocol and setup of back end management authorization.

(IV) Party B provides to Party A domestic commercial bank payment information exchange, fund settlement, transaction details enquiry, account management and information query and other custodian account related services.

(V) Party B provides to Party A 7 x12 hours of user telephone service.

(VI) Party B provides to Party A technical support services in the process of custodian account system interface document delivering, joint-test verification and upgrade, and cooperates with the normal going live of Party A’s online payment system.

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ChinaPnR Custodial Account Service Agreement

(VII) Party B provides to Party A brand display services, including the promotion of Party A’s brand information submitted by Party A on Party B’s official website, and the advertorial propaganda by Party B’s We-Media for one issue.

Article III Custodian Account

Party B provides the custodian account and is responsible for the funds in the custodian account, by the comprehensive account opened by the user in Party A’s platform which also records the account funds usage of users of Party A, mainly including the following functions:

(I) Account opening. Party A and Party A’s users can open the custodian account through the custodian account system interface provided by Party B, and Party A’s custodian account system interface opens a custodian account, the account of Party A and Party A’s users shall abide by the operation rules of the account, and cooperate with Party B to complete the related validation.

(II) Top-up and account keeping. Party A and Party A’s user can adopt multiple methods to top up its custodian account, and the custodian account system will automatically keep accounts for the custodian account.

(III) Payment. Party A and Party A’s users can use the balance in the custodian account to make payments, and the custodian account system will automatically deduct the paid amount from the corresponding custodian account.

(IV) Cash withdrawal. Party A and Party A’s users can make cash withdrawal from the custodian account opened by them.

(V). Charges. Party A may collect service charges from the users through a dedicated collection account, Party B completes the operation according to Party A’s payment instructions. Party A shall be fully responsible to solve the service charge issue between Party A and Party A’s users, and Party B shall not undertake any responsibility.

(VI) Party B provides other services to Party A. Party B has the right to conduct system function upgrade based on risk control and trade supervision requirements, Party A shall not refuse to use for no reason. The going live of new functions of the custodian account shall be subject to the system display of Party B or the supplementary agreement signed by both parties separately.

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ChinaPnR Custodial Account Service Agreement

Article IV Rights and Obligations

(I) Rights and obligations of Party A

1. Party A shall provide the true brand information, business case explanation and relevant legal certification to Party B.

Party A shall ensure that all the information provided is true, effective, and review its user’s information. Party A undertakes all the responsibilities incurred by inaccurate and untrue information. When the changes of the operating information of Party A may affect the cooperation between the two parties, including but not limited to the main body change, enterprise name change, legal representative replacement and Party B’s business contact person change, Party A shall inform Party B in writing, and issue the relevant certificate to Party B in accordance with the requirement of Party B.

2. Party A is responsible for the day-to-day operation and maintenance work of its own business website, and ensures to establish the connection with Party B in accordance with the contract interface standards and data formats and other technical standards as agreed by both parties.

3. Party A undertakes the sole responsibility for the user disputes due to its website’s breach of state laws and regulations, and false, obsolete or complaints caused by ambiguous information and the losses thus incurred to Party B.

4. Party A shall assist Party A’s user with account opening and the account adjustment between the users of Party A, and Party B shall provide the user with account consulting and services during the process of account opening and usage.

5. Party A shall ensure that all the payment instructions sent to Party B (including but not limited to bid, freeze, thaw, transfer, deduct and credit’s rights transfer) are accurate and authorized by the user. Any user complaints caused by Party A without being authorized by the user or the wrong instructions, resulting in the related legal responsibility and all the consequences incurred shall be borne by Party A, and not related to Party B.

6. During the cooperation period, without the permission of Party B, Party A shall not transfer the interface technology, security protocol, and certificate provided by Party B to any third party. After the termination of the cooperation of both parties, Party A shall destroy all of the technical documentation provided by Party B in a timely manner and shall not use or transfer to any other third party.

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ChinaPnR Custodial Account Service Agreement

7. Party A shall keep its own administration account and password, and Party A undertakes all the losses caused by improper keeping or use of its own account number and password, Party B is only responsible to assist the accounting enquiry, and shall not undertake any responsibility thereof.

8. Party A agrees that its network credit business involves fund custodian service and only adopts the custodian account services provided by Party B. If any party breaches the contract and uses an account system not provided by Party B, the complaints and disputes caused by such a breach shall all be Party A’s responsibility and shall be solved by Party A, and Party B shall have the right to terminate the cooperation contract without refunding the custodian service fee.

9. When suspicious transactions or suspected hidden danger occurs, Party A shall provide or assist Party B to provide to Party A the related true information of the user according to the requirements of Party B.

10. When Party A promotes its business, it shall not, without approval, be engaged in the promotion beyond the scope of cooperation, or make use of the name of Party B or the company data (including but not limited to, address and telephone) to carry out false and exaggerating propaganda and mislead the users and other activities that are harmful to the interests of the user. If Party A is in violation of this provision and causes the loss of Party B’s reputation or other economic loss, Party A shall bear all the responsibilities and Party B shall have the right to take the relevant measures to safeguard its own interest.

11. Party B shall have the right to demand Party A to submit its risk management plan before the cooperation according to the requirements of Party B, and deliver to Party B for the record; Party A promises the authenticity and operability of the plan it submitted, and Party B shall not endorse the authenticity of its plan.

(II) Rights and obligations of Party B

1. Party B is responsible for the establishment, operation and maintenance of the account system, and ensures to provide to Party A all the services described in Article II.

2. Party B is responsible for the security, confidentiality, accuracy and timeline in its payment system information processing in accordance with the requirement of the laws, regulations and regulatory bank.

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ChinaPnR Custodial Account Service Agreement

3. Party B is responsible to handle complaints involving its payment system and assumes the corresponding liability caused by fault. Except that, Party B shall not be liable for the possible commercial disputes incurred between Party A and its users.

4. In addition to the regulatory requirements or Party A’s own requirements, the account system provided by Party B to Party A shall support all domestic bank card payment services.

5. Party B is responsible to solve the trading inquiries, data reconciliation, fund settlement and other related problems during the process when Party A and its users use Party B’s account system.

6. Party B shall have the right to make upgrade and maintenance to the custodian account system. For the upgrade that may influence the operation of Party A’s platform, it shall notify Party A three (3) working days in advance, and shall not take up Party A’s peak hours of trading, so as to reduce the impact on Party A’s business activities.

7. Party B completes the payment operation according to the accurate instructions issued by Party A after the user’s authorization, and shall be responsible for the security, privacy and timeliness in the information processing of its account system. Party B has the right to verify in different stages through the real-name authentication, password authentication, bank authentication authorization, order matching and other one or more means whether the instructions issued by Party A are authorized by Party A’s users, and Party B shall have the right not to operate on the instruction without the authorization of Party A’s users or not to operate according to user’s actual content of instruction.

8. Party B only provides the aforementioned service content stipulated in this agreement. All the disputes arising from the service contents other than the aforementioned ones shall be solved by Party A itself.

9. Party B has the right to make on-site inspection, website inspection, tour inspection according to the need of the actual situation to Party A, to clarify certain matters, including but not limited to, whether the actual premises are true, whether the legal representative is true, whether the risk control management system is imperfect, the independent risk control department situation, and the matching degree of the website trading content with the back end data flow. Party A shall actively cooperate with Party B, and Party B shall have the right to take relevant measures according to the results of the inspection.

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ChinaPnR Custodial Account Service Agreement

Article V Charges

Party B collects charges according to the following criteria:

Item	Content	Charge	Collection Object

Account Top-up Fee	● Personal online banking Top-up	ICBC, ABC, CCB as per 1‰ of the Top-up amount

	● Corporate online banking Top-up	The other banks as per 2.5‰ of the Top-up amount	●A

Account Cash Withdrawal Charge	● Instant cash withdrawal	10 yuan/transaction

	● Quick cash withdrawal	As per 0.5‰ of the cash withdrawal amount + 1 yuan/transaction	●A

	● Ordinary cash taking	As per 0.5‰ of the cash withdrawal amount + 1 yuan/transaction	[ ]B

Custodian Service Fee	All account management operation, system maintenance fee.	1 yuan/transaction
		100,000 yuan/year	●B

Note: ● Please check in □ to select the corresponding option. Please select only one option between A or B for the charging mode.

Charging Mode A: Charge to the user, and deduct from the custodian account of Party A’s user.

Charging Mode A: Charge to Party A, and deduct from Party A’s designated account. When the account balance is insufficient, Party B shall no longer provide payment services for Party A

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ChinaPnR Custodial Account Service Agreement

● Instant cash withdrawal: Support most of the bank cards except for the remote areas, 7 * 24 hours available for transfer into the account;

● Quick cash withdrawal: Support most of the bank cards except for the remote areas, cash withdrawal launched before 14:30 on working days will arrive at the account on the same day;

● Normal cash withdrawal: Support most of the bank cards except for the remote areas, cash withdrawal will arrive at the account on the next working day;

● Choose to use “Instant cash withdrawal” or “Quick cash withdrawal” for the fund transferred in or topped up on the same day:

Charge cash withdrawal fee of 0. 5% 0 + 1 yuan/transaction. If applied one working day before holidays, charge the cash withdrawal fee of 0.5 ‰ * (number of the days of the holiday + 1) + 1 yuan/transaction separately

● After the end-of-day settlement, when Party A’s own account retained fund surpasses the instant or quick cash withdrawal total amount of the same time, Party B shall refund the corresponding cash withdrawal handing fee, and the relevant data shall be subject to Party B’s system display.

Party A undertakes confidentiality obligations for the aforementioned charge standard, which shall survive the termination, change or cancellation of this agreement. If Party A discloses the aforementioned charge standard to any third party, Party A shall bear the corresponding liability for breach of contract.

Article VI Settlement of Fees and Mode of Payment

(I) Custodian service fee: Within five working days after the signing of the agreement by Party A, Party A shall make a lump-sum payment to Party B. Party B shall issue an invoice to Party A within 15 working days after receiving Party A’s invoice.

(II) Within the effective period of this agreement, if Party A unilaterally terminates this agreement, Party B shall not refund the custodian service fee.

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ChinaPnR Custodial Account Service Agreement

(III) Within the valid period of this agreement, if Party A cannot use the custodian account as a result of national policy reasons, both parties shall negotiate on the subsequent processing of the fund, the refund of the fees, etc., and sign supplementary agreement to clarify.

(IV) Should the case of contract renew as described in Item 1 of Article XV of this agreement occur, Party A shall pay the custodian service fee to Party B within five working days after the automatic renew starts. And Party B shall issue invoice to Party A within 15 working days after receiving the corresponding payment.

Party B’s Account Name: Shanghai ChinaPnR Data Service Co., Ltd.

Account Number: 0206014170009675

Opening Bank: China Minsheng Bank Shanghai Xuhui Sub-branch

(V) Account top-up fee, cash withdrawal and other account funds management service fee: For each submission of the top-up or cash withdrawal requirement by Party A or Party A’s user, Party B shall settle the amount to Party A or Party A’s user specified account after the deduction of the trading service charge. Party B shall issue the invoice to Party A within 15 working days in the beginning of every month, according to the actual incurred account fund management service charge amount of Party A or Party A’s user last month.

Article VII Performance Bond

(I) To ensure that Party A can fully perform the contract, Party A shall pay to Party B upon the signing of this agreement performance bond RMB zero thousand yuan.

Party A’s violation of the obligations as agreed in this agreement and the guarantee, promise or other terms of obligations shall constitute the breach of contract. Party B has the right to deduct the corresponding amount from Party A’s performance bond as penalty for breach of contract. If the performance bond is insufficient to make up for the loss of Party B, Party B shall have the right to recover the penalty for breach of contract from Party A. If it is serious breach of contract, Party B shall have the right to terminate the contract, and demand Party A to undertake the liability for breach of contract.

(II) During the period of the contract, if Party A has no default, after three months from the date of the cancellation or termination of this contract, Party B shall refund the paid performance bond to Party A. And Party A agrees not to charge any interest from the date of the payment of the performance bond to the agreed refund date in this agreement. The business deposit paid by Party A to Party B for further opening of value-added functions shall be subject to the relevant supplementary agreement.

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ChinaPnR Custodial Account Service Agreement

Article VIII Reconciliation

Party A can enquire the reconciliation information through the interface provided by Party B. The reconciliation file downloaded by Party A includes all the successful transactions of the online response received by Party A and its user in the transaction day, as well as the successful deduction of the bank but Party A and its user did not receive response from Party B, or the successful deduction transaction by Party B’s PnR money housekeeper system.

Article IX Settlement

Party B settles Party A’s own fund to Party A’s designated bank account according to the settlement request submitted by Party A after deducting the corresponding account management service fee. Party A designates the initial settlement accounts as the following:

Account Name:	(Consistent with industrial and commercial administration registration)

Account No. :

Opening Bank:

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ChinaPnR Custodial Account Service Agreement

Article X Intellectual Property Rights

All the rights owned by any party related to its network service content, including but not limited to: text, software, audio, images, video, graphics, advertising and E-mail, are subject to the protection of copyright, trademark and intellectual property rights, property rights and other related laws.

Article XI Confidentiality Obligations

Party A and Party B shall have the obligation to keep the business and technical secrets belonging to the other party which is obtained during the performance of this agreement confidential, either party shall not disclose the other party’s business and technical secrets obtained to any third party, nor shall it make improper use of the aforementioned commercial and technical secrets. Such confidentiality obligations of either party shall survive the termination, change or cancelation of this agreement, until the commercial and technical secrets are made public for reasons other than the party itself.

Article XII Force Majeure

(I) “Force majeure” refers to all the unforeseeable, unavoidable and insurmountable objective conditions for the affected party occurred after the signing of this agreement. For the suspension of the provision of services by Party B due to telecommunications or banking system upgrades, or malfunction, and reasons other than Party B’s intention or negligence and other force majeure reasons, Party B shall not be liable for breach of contract.

(II) The party that is unable to perform or fully perform all or part of this agreement due to force majeure can exempt from fulfilling its responsibility in part or in whole. After the occurrence of force majeure, both parties shall negotiate immediately whether to continue to perform or terminate this agreement.

Article XIII Reservation of the Rights and the Subsequent Legislation

(I) Any party not exercising its right or not taking any actions against the default of the other party shall not be regarded as waiving such right.

(II) For inconsistency with the new law due to the change of the legislations and legal provisions, either party may, according to the subsequent national legislations or the legal regulations, make modifications or supplement to this agreement.

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ChinaPnR Custodial Account Service Agreement

Article XIV Dispute Resolution and Applicable Law

Party A and Party B shall settle the disputes incurred in the process of the performance of this agreement by negotiation. In case of failure to settle the disputes through negotiation, legal proceedings shall be initiated to the court with the jurisdiction at the location of Party B.

The conclusion, taking effect, change, performance, cancellation and termination of this agreement, and all the issues thus incurred shall be governed by the laws and regulations of the People’s Republic of China.

Article XV Term and Termination

(I) Validity period of this agreement is from December 31, 2014 to December 30, 2015. In case one month prior to the expiration of this agreement neither parties do not propose to terminate the agreement, the term of this agreement shall be automatically renewed for one year (a total of 12 months), and so forth.

(II) In cases of the occurrence of the following situations, the observant Party can terminate this agreement immediately after notifying the breaching party in writing:

1. One party is in violation of the agreement, fails to fulfill its obligations, and has not made rectification after the notification of the other party in written.

2. During the term of the agreement one party has serious violation of the provisions of this agreement and leads to the failure of the implementation of the purpose of this agreement.

3. User complaints, disputes and other risk incidents caused one party’s violation of the agreement during the term of the agreement and thus caused other losses to the other party including, but not limited to, the loss of reputation and the actual economic loss.

(III) Should the following circumstances occur, Party B issues a rectification notice to Party A, but Party A fails to reach the rectification requirements of Party B within the period set forth in the rectification notice, Party B shall have the right to terminate this agreement immediately after Party A issues the “Notice to cancel the contract” in writing, and Party A shall have no right to require Party B to refund the custodian service fee already paid:

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ChinaPnR Custodial Account Service Agreement

1. Party A’s website is suspected of illegal acts (including but not limited to relevant institutions giving warning and request for suspension on business or give punishment);

2. After the on-site and website inspection, Party A refuses to cooperate with Party B to take the relevant measures;

3. During the use of the account by Party A, there is occurrence of risk incidents that, including but not limited to, Party A is complained on by a large number of users, website operation has abnormal situation, overdue payments, failure of cash withdrawal, not performing point-to-point operation according to user and requests for a huge amount of offline account transfer without justified reason;

4. Party A has significant change in the business qualification, not allowed to carry the custodian account service, and not in conformity with the cooperation purpose of this agreement.

(IV) In the process of rectification, if Party B finds the relevant behavior of Party A has a risk problem, in order to ensure the security of funds, Party A’s user has the right to freeze the fund or transfer the user’s fund to the binding bank card of the user directly on behalf of the user when issuing the “Notice for the cancellation of the contract” in writing at the same time.

(V) If the terms and the validity of this agreement is in conflict with or covered by any similar agreement prior to signing by Party A and Party B, the provisions in this agreement shall prevail.

This agreement is in duplicate, with both parties holding one each, with the same legal force and shall take effect after the signing by both parties.

(No Text Below)

Party A:	Party B:

(Seal)	(Seal)

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ChinaPnR Custodial Account Service Agreement

Huizhong Business Consultant (Beijing) Co., Ltd.	Shanghai ChinaPnR Data Service Co., Ltd.

Signature of Legal Representative	Signature of Legal Representative
(or Authorized Representative):	(or Authorized Representative):

Date of Signing: December 31, 2014	Date of Signing: December 31, 2014

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